Exhibit 99.1

Contact: Leah Stearns

Director, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION DECLARES QUARTERLY DISTRIBUTION

BOSTON, MASSACHUSETTS – March 22, 2012 – American Tower Corporation (NYSE: AMT) announced that its board of directors has declared its first quarterly cash distribution of $0.21 per share. The distribution is payable on April 25, 2012 to stockholders of record at the close of business on April 11, 2012.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “We are very pleased to today announce a significant milestone for American Tower Corporation, our first ever quarterly distribution to stockholders. We continue to believe that our REIT conversion in January, as well as our current and future distributions to stockholders, will create meaningful value for our investors over the long term.”

About American Tower

American Tower is a leading independent global owner, operator and developer of wireless communications sites. American Tower currently owns and operates over 45,000 communications sites in the United States, Brazil, Chile, Colombia, India, Ghana, Mexico, Peru and South Africa. For more information about American Tower, please visit www.americantower.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Actual results may differ materially from those indicated in the Company’s forward-looking statements as a result of various factors, including those factors set forth in Item 1A of its Form 10-K for the year ended December 31, 2011 under the caption “Risk Factors.” The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

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